Exhibit 5.4

June 5, 2009

Nexen Inc.

801 – 7th Avenue S.W.

Calgary, Alberta

T2P 3P7

CONSENT OF INDEPENDENT RESERVES EVALUATOR

Re:	Registration Statement on Form F-10 (the “Registration Statement”) of Nexen, Inc. (the “Corporation”) filed with the Securities and Exchange Commission (“SEC”) on June 5, 2009

We refer to the Registration Statement filed by the Corporation under the Securities Act of 1933, as amended. We are a firm of independent petroleum consultants of Calgary, Alberta having prepared reports for the Corporation evaluating the Corporation’s reserves as at December 31, 2008, as described in the annual report of the Corporation on Form 10-K as filed with the SEC on February 20, 2009.

We hereby consent to the use of and reference to our name under the heading “Experts” in the Registration Statement and to all other references to our firm and the inclusion of information derived from our reports in the Registration Statement.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P. A. WELCH

P. A. Welch, P. Eng.

President & Managing Director

Calgary, Alberta

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6 Tel: (403) 262-5506 Fax: (403) 233-2744 www.mcdan.com